Exhibit 4-H

                                 AMENDMENT NO. 1
                                       TO
                         PAYMENT AND GUARANTEE AGREEMENT


                  THIS AMENDMENT NO. 1, dated November 23, 1999, is executed and delivered by Metropolitan Edison Company, a Pennsylvania corporation, to amend and supplement that certain PAYMENT AND GUARANTEE AGREEMENT, dated as of May 28, 1999 ("Guarantee Agreement") executed and delivered by Metropolitan Edison Company. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

                  WHEREAS, the Guarantor has previously executed the Guarantee Agreement for the benefit of the Holder from time to time of the Preferred Securities of the Issuer.

                  WHEREAS, the Guarantor desires to guarantee the payment of certain additional obligations, as set forth below:

                  NOW, THEREFORE, in consideration of the premises and other consideration, receipt of which is hereby acknowledged, the Guarantor, intending to be legally bound hereby, agrees as follows:

                  SECTION 1.01. To the fullest extent permitted by law, this Amendment No. 1 shall be effective retroactive to May 28, 1999.

                  SECTION 1.02. The following sentence is added at the end of Section 2.01 of the Guarantee Agreement:

                  The Guarantor also hereby irrevocably and unconditionally agrees to pay in full all of the costs and expenses of the General Partner and all of the costs, expenses and liabilities of the Issuer and Met-Ed Capital Trust that the General Partner has agreed to pay pursuant to Section 8.03(c) of the Limited Partnership Agreement or otherwise, to the extent such costs and expenses are not otherwise paid.

                  SECTION  1.03.  Except  as  expressly   modified  herein,  the
Guarantee Agreement shall remain in full force and effect.

                  THIS AMENDMENT NO. 1 TO THE GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                            METROPOLITAN EDISON COMPANY

                                            By: -----------------------------
                                                     Name:  T.G. Howson
                                                     Title: Vice President and
                                                            Treasurer














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